Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 2013 Non-employee Directors’ Equity Incentive Plan of Sunshine Heart, Inc. of our report dated March 12, 2013, with respect to the consolidated financial statements of Sunshine Heart, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2012, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP
Minneapolis, Minnesota

May 29, 2013